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                                                                      EXHIBIT 23


                     CONSENT OF PRICEWATERHOUSECOOPERS LLP


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-58559 and 333-79981) and Form S-8 (Nos. 2-94845; 33-9494; 33-10085; 33-24672; 33-46018; 33-61308; 33-38830; 33-19830; 33-57521;
33-57523; 33-58913; 33-58915; 33-59207; 33-53109; 333-26665; 333-69229;
333-69233; 333-69231; 333-79981 and 333-35110) of Firstar Corporation of our
report dated January 14, 2000 relating to the consolidated financial statements of Firstar Corporation and its subsidiaries, which appears in the Annual Report to Shareholders, which is incorporated by reference in this Annual Report on Form 10-K/A.

PRICEWATERHOUSECOOPERS LLP


Milwaukee, Wisconsin
January 10, 2001